UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No. 1)

Check the appropriate box:
☐	Preliminary Information Statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5 (d)(2))
☒	Definitive Information Statement

REXAHN PHARMACEUTICALS, INC.
______________________________________________________________________________________
(Name of Registrant As Specified In Charter)

 Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No:

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(4)	Date Filed:

Explanatory Note: This definitive Schedule 14C was inadvertently filed on December 4, 2007 as preliminary revised material, but was intended to be filed as definitive revised material. This filing, while is otherwise identical to the December 4, 2007 filing, is being made solely to correct that error.

REXAHN PHARMACEUTICALS, INC.
9620 Medical Center Drive,
Rockville, Maryland 20850
(240) 268-5300

INFORMATION STATEMENT

____________________

Rexahn Pharmaceuticals, Inc. (“Rexahn”, the “Company”, “we” or “us”) is required to deliver this Information Statement to its stockholders in order to inform them that the holders of our common stock have taken certain actions that would normally require a stockholders meeting, without holding such a meeting.

THIS INFORMATION STATEMENT IS FIRST BEING SENT OR GIVEN TO THE HOLDERS OF OUR COMMON STOCK ON OR ABOUT DECEMBER 4, 2007.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

AUTHORIZATION OF SECURITIES ISSUANCE BY WRITTEN CONSENT

Matters Approved by Written Consent

Rexahn hereby gives notice to the holders of its common stock, par value $.0001 per share, that on November 19, 2007, the holders representing a majority of the voting power of the outstanding common stock adopted resolutions by written consent (the “Written Consent”), in lieu of a meeting of stockholders.  These resolutions authorize our proposed issuance of up to 10,000,000 shares of our common stock at a price of not less than $1.40 per share, and our issuance to each purchaser of such common stock a warrant to purchase additional shares of our common stock equal to 20% of the number of shares of our common stock purchased thereby.  The Written Consent requires that the warrants have an exercise price of at least $1.80 per share.

The Written Consent also authorizes us to accord “full ratchet” anti-dilution protection to the purchasers of the common stock and the warrants.  If a purchaser acquires common stock that is subject to “full ratchet” anti-dilution protection, this means that if we issue a share of common stock to another party at a purchase price less than $1.40 per share, we will be obligated to issue an additional number of shares of common stock to the initial purchaser such that its effective purchase price per share equals the lowest such price at which we issue any share of our common stock.  If a purchaser’s warrants are subject to “full ratchet” anti-dilution protection, this means that if we issue a share of common stock at a purchase price of less than $1.80 per share, the exercise price of the initial purchaser’s warrants will be reduced to the lowest such price at which we issue any share of our common stock.

Reason for Obtaining the Written Consent

Our common stock is not currently listed on the American Stock Exchange (the “AMEX”)  (or any other exchange), and thus we are not subject to its rules and requirements.  Nevertheless, we intend to seek to list our common stock on the AMEX in the future and therefore have voluntarily elected to comply with its rules as if our common stock were in fact currently listed.

If our common stock were listed on the AMEX, under Section 713(a) of the AMEX Company Guide, we would be required to obtain prior stockholder approval of the issuance of securities in any private transaction involving (i) the issuance of shares of common stock (or securities convertible into or exercisable for common stock) for less than the greater of book or market value of the common stock which together with sales by our officers, directors or principal shareholders would equal 20% or more of our common stock outstanding before such issuance or (ii) the issuance of shares of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of our common stock outstanding before the issuance for less than the greater of book or market value of the common stock.

The common stock authorized to be issued pursuant to the Written Consent, together with the common stock issuable upon exercise of the warrants authorized to be issued pursuant to the Written Consent, may be issued at a discount to the market price of our common stock.  In addition, the common stock authorized to be issued pursuant to the Written Consent, together with the common stock issuable upon exercise of the warrants authorized to be issued pursuant to the Written Consent, may constitute more than 20% of the number of shares of our common stock currently outstanding.  Moreover, even if the common stock actually issued pursuant to the Written Consent, together with the common stock issuable upon exercise of the warrants actually issued pursuant to the Written Consent, does not constitute more than 20% of the number of shares of our common stock currently outstanding, as a result of the operation of the anti-dilution protection authorized by the Written Consent, such common stock, together with the common stock issuable upon exercise of the warrants, nevertheless ultimately could constitute more than 20% of the number of shares of our common stock currently outstanding under certain circumstances.

Effectiveness of the Written Consent

The stockholder action by written consent was taken pursuant to Section 228 of the Delaware General Corporation Law, which permits any action that may be taken at a meeting of the stockholders to be taken by written consent by the holders of the number of shares of voting stock required to approve the action at a meeting.  This Information Statement shall constitute notice to you of such action by written consent contemplated by Section 228(e) of the Delaware General Corporation Law.  This Information Statement is being furnished to all stockholders of the Company pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder, solely for the purpose of informing stockholders of these corporate actions before they take effect.  In accordance with Rule 14c-2 under the Exchange Act, the stockholder consent is expected to become effective 20 calendar days following the date this Information Statement is sent or given to the Company’s stockholders, or as soon thereafter as is reasonably practicable.

The Written Consent was signed on November 19, 2007 by persons who, as of the execution date, collectively owned 26,042,425 shares of our common stock, representing 51.71% of our outstanding common stock.  The parties who executed the Written Consent were as follows:  Chang H. Ahn, Inok Ahn, Tae Heum Jeong, KT&G Corporation, Suk Hyung Kwon, Young Soon Park and Rexgene Biotech Co., Ltd.  As of the date upon which the Written Consent was signed, each share of common stock was entitled to one vote.  No payment was made to any person in consideration of their executing the Written Consent.

November 23, 2007 has been fixed as the record date for the determination of stockholders who are entitled to receive this Information Statement.  On November 23, 2007, 50,360,632 shares of our common stock were outstanding.

SECURITIES PURCHASE AGREEMENTS PURSUANT TO THE WRITTEN CONSENT

Securities Purchase Agreements

On November 19, 2007, we entered into a Securities Purchase Agreement (the “KT&G Securities Purchase Agreement”) with KT&G Corporation, a Korean corporation (“KT&G”).  Pursuant to the KT&G Securities Purchase Agreement, KT&G agreed to purchase, upon and subject to the terms and conditions stated therein, (i) 2,142,858 shares of our common stock and (ii) a warrant to acquire up to 428,572 shares of our common stock at an exercise price of $1.80 per share, for aggregate cash consideration of $3,000,001.20.

The obligation of KT&G to purchase our securities under the KT&G Securities Purchase Agreement is subject to our receipt of binding commitments from third parties to purchase an additional $5,000,000 of our common stock and warrants on terms no less favorable than those applicable to KT&G.  We have not received such commitments as of the date of this report, and there can be no assurance that we will receive such commitments in the future.  The KT&G Securities Purchase Agreement will terminate if the closing thereunder has not occurred on or prior to December 31, 2007.

On November 20, 2007, we entered into a Securities Purchase Agreement (the “Rexgene Securities Purchase Agreement” and together with the KT&G Securities Purchase Agreement, the “Securities Purchase Agreements”) with Rexgene Biotech Co., Ltd., a Korean corporation (“Rexgene”).  Pursuant to the Rexgene Securities Purchase Agreement, Rexgene agreed to purchase, upon and subject to the terms and conditions stated therein, (i) 714,286 shares of our common stock and (ii) a warrant to acquire up to 142,857 shares of our common stock at an exercise price of $1.80 per share, for aggregate cash consideration of $1,000,000.40.  The obligation of Rexgene to purchase our securities under the Rexgene Securities Purchase Agreement is subject to the prior or contemporaneous closing of the sale of our securities to KT&G pursuant to the KT&G Securities Purchase Agreement.

The Securities Purchase Agreements contain customary representations, warranties and covenants.  The Securities Purchase Agreements accord KT&G and Rexgene “full ratchet” anti-dilution protection for a period of two years following the closing of their purchase of our securities.  This means that if we issue a share of our common stock at a purchase price of less than $1.40 per share during the relevant period, we will be obligated to issue an additional number of shares of our common stock to KT&G and Rexgene such that their effective purchase price per share equals the lowest such price at which we issue any share of our common stock.  In addition, the Securities Purchase Agreements obligate us to take commercially reasonable efforts to list our common stock on the AMEX within the next three years.

Warrants

The warrants will be exercisable for a term of three years following their issuance to KT&G and Rexgene upon closing of their respective purchases of our securities pursuant to the Securities Purchase Agreements.  The warrants include customary terms providing for adjustment of the exercise price and the number of shares subject to receipt upon exercise that are applicable in the event of stock splits, stock dividends, pro rata distributions, fundamental transactions and the like.  The warrants also are subject to “full ratchet” anti-dilution protection.  This means that if we issue a share of our common stock at a purchase price of less than $1.80, the exercise price of the warrants will be reduced to the lowest such price at which we issue any share of our common stock.  Certain securities issuances by us will not trigger this anti-dilution protection.

Registration Rights Agreements

Upon closing of the securities issuances to KT&G and Rexgene pursuant to their respective Securities Purchase Agreements, we will enter into a separate Registration Rights Agreement with each of KT&G and Rexgene.  Pursuant to these agreements, we will agree to file a shelf registration statement with the Securities and Exchange Commission covering the resale of the common stock to be issued pursuant to the related Securities Purchase Agreement, and the common stock to be issued upon exercise of the warrant to be issued pursuant to the related Securities Purchase Agreement.  We will be obligated to file such resale registration statement with the SEC no later than 60 days after our common stock is listed for trading on the AMEX.  If we fail to file the resale registration statement by such date, or if we fail to take certain other actions required under the Securities Purchase Agreement, we will be obligated to pay to KT&G and Rexgene each month, as liquidated damages, an amount equal to 2% of the amount of their respective investments pursuant to the Securities Purchase Agreements.  If we fail to pay the liquidated damages when and as due, we will be obligated to pay interest thereon at a rate of 18% per annum.

No Other Existing Agreements

Rexahn is not party to any agreements providing for the sale of any of its securities other than the Securities Purchase Agreements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Other than as set forth below, we are not aware of any beneficial owner of more than 5% of our outstanding common stock.  The table below sets forth the beneficial ownership of our common stock by the following individuals or entities:

•	each person, or group of affiliated persons, known to us to own beneficially own 5% or more of our outstanding common stock;
•	each director;
•	each executive officer; and
•	all of the directors and executive officers as a group.

This information includes the actual ownership of such persons as of November 23, 2007, and the projected ownership of such persons assuming the sale of $8,000,000 of our common stock and warrants on substantially the terms applicable to the proposed sales to KT&G and Rexgene pursuant to their respective Securities Purchase Agreements as described above (i.e., the issuance of 5,714,286 shares of common stock and warrants to purchase 1,142,857 shares of common stock at $1.80 per share, for total consideration of $8,000,000).

Beneficial ownership is determined in accordance with the rules of the SEC.  Except as indicated by footnote and subject to community property laws where applicable, each person or entity named in the table has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by him, her or it.  In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock that will be subject to options held by that person that are exercisable as of November 23, 2007, or will become exercisable within 60 days thereafter are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

	Current Beneficial Ownership of Common Stock(1)			Projected Beneficial Ownership of Common Stock(2)
Name and Address of Beneficial Owner	Number of Shares		Percent-age	Number of Shares		Percent-age
Directors and Executive Officers:
Chang H. Ahn+	15,500,000	(3)	30.78%	15,500,000	(3)	27.64%
Charles Beever+	20,000	(4)	*	20,000	(4)	*
Kwang Soo Cheong+	20,000	(5)	*	20,000	(5)	*
Tae Heum Jeong+	1,250,000	(6)	2.48%	1,250,000	(6)	2.23%
Y. Michele Kang+	20,000	(7)	*	20,000	(7)	*
David McIntosh+	165,000	(8)	*	165,000	(8)	*
Freddie Ann Hoffman+	0		*	0		*
All executive officers and directors as a group (7 persons)	16,975,000	(3)-(8)	33.71%	16,975,000	(3)-(8)	30.27%

Holders of more than 5% of shares:
Chong Kun Dang Pharmaceutical Corp.++	3,000,000	(9)(10)	5.96%	3,000,000	(9)(10)	5.35%
KT&G Corporation+++	2,500,000	(9)	4.96%	5,071,430	(9)(11)	9.04%
Rexgene Biotech Co., Ltd.++++	4,791,670	(9)	9.51%	5,648,813	(9)(12)	10.07%

_____________________________

+	c/o Rexahn Pharmaceuticals, Inc., 9620 Medical Center Drive, Rockville, MD 20850.
++	368, 3-ga, Chungjeong-ro, Seodaemun-gu, Seoul 120-756, Korea.
+++	100 Pyongchon dong, Daedeog-gu, Daejeon 306-130, Korea.
++++	9F Wooyoung Venture Bldg. 1330-13, Seocho-dong, Seocho-gu, Seoul 137-070, Korea.

(1)	Based on 50,360,632 shares outstanding as of November 23, 2007.
(2)
Based on 56,074,918 shares to be outstanding upon completion of the proposed $8,000,000 sale of 5,714,286 shares of common stock and warrants to purchase 1,142,857 shares of common stock at $1.80 per share.

(3)
Includes Dr. Ahn’s options to purchase 1,000,000 shares of common stock that are currently exercisable or exercisable within 60 days of November 23, 2007 at an exercise price of $0.80 per share, 500,000 shares held by Dr. Ahn’s wife, Inok Ahn, and Mrs. Ahn’s options to purchase 500,000 shares of common stock that are currently exercisable or exercisable within 60 days of November 23, 2007 at an exercise price of $0.80 per share.

(4)	Includes Mr. Beever’s options to purchase 20,000 shares of common stock that are currently exercisable or exercisable within 60 days of November 23, 2007 at an exercise price of $1.20 per share.
(5)	Includes Mr. Cheong’s options to purchase 20,000 shares of common stock that are currently exercisable or exercisable within 60 days of November 23, 2007 at an exercise price of $1.20 per share.

(6)
Includes Mr. Jeong’s options to purchase (i) 150,000 shares of common stock that are currently exercisable or exercisable within 60 days of November 23, 2007 at an exercise price of $0.24 per share and (ii) 600,000 shares of common stock that are currently exercisable or exercisable within 60 days of November 23, 2007 at an exercise price of $0.80 per share.

(7)	Includes Ms. Kang’s options to purchase 20,000 shares of common stock that are currently exercisable or exercisable within 60 days of November 23, 2007 at an exercise price of $1.20 per share.
(8)
Includes Mr. McIntosh’s options to purchase (i) 125,000 shares of common stock that are currently exercisable or exercisable within 60 days of November 23, 2007 at an exercise price of $0.80 per share, (ii) 20,000 shares of common stock that are currently exercisable or exercisable within 60 days of November 23, 2007 at an exercise price of $3.00 per share and (iii) 20,000 shares of common stock that are currently exercisable or exercisable within 60 days of November 23, 2007 at an exercise price of $1.20 per share.

(9)	The boards of directors of each of Rexgene, Chong Kun Dang and KT&G, each a Korean corporation, have sole voting and sole investment power as to the shares owned by their respective corporations.
(10)
Includes 750,000 shares of common stock held by Kyungbo Pharm, a subsidiary of Chong Kun Dang.  Excludes 2,000,000 shares of common stock held by Jang-Han Rhee, Chairman of Chong Kun Dang and a former director of Rexahn.

(11)
Includes 2,142,858 shares of common stock subject to purchase by KT&G Corporation pursuant to its Securities Purchase Agreement, and 428,572 shares of common stock subject to purchase by it upon exercise of warrants subject to purchase pursuant to such Securities Purchase Agreement.

(12)
Includes 714,286 shares of common stock subject to purchase by Rexgene Biotech Co., Ltd. pursuant to its Securities Purchase Agreement, and 142,857 shares of common stock subject to purchase by it upon exercise of warrants subject to purchase pursuant to such Securities Purchase Agreement.

NO APPRAISAL OR DISSENTERS’ RIGHTS

Under the Delaware General Corporation Law, our stockholders are not entitled to any dissenters’ rights or appraisal of their shares of common stock in connection with the approval of the actions described in this Information Statement.

NO ACTION IS REQUIRED

No other votes are necessary or required.  This Information Statement is first being mailed or given to stockholders on or about December 4, 2007.  In accordance with the Exchange Act, the Written Consent and the approval of the matters described in the Written Consent, the actions described in this Information Statement will become effective 20 calendar days following the mailing of this Information Statement, or as soon thereafter as is reasonably practicable.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION
TO MATTERS TO BE ACTED UPON

None of our officers or directors have any substantial interest, direct or indirect, in the matters to be acted upon, other than his or her role as an officer or director and the holder of common stock as described above.

BROKERS, CUSTODIANS, ETC.

We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We file annual, quarterly and current reports and proxy statements with the SEC.  Our SEC filings are available to the public via the internet at the SEC’s website at www.sec.gov. You may also read and copy any document that we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.

You can call the SEC at 1-800-SEC-0330 for further information on the public reference room and its copy charges. We maintain a website at www.rexahn.com, where we post our SEC filings.

You may also request a copy of our filings, without charge, by calling our Investor Relations department at (240) 268-5300 or writing to us at the following address:  9620 Medical Center Drive, Rockville, Maryland 20850, Attention: Investor Relations.